Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”), dated as of September 22, 2025, is entered into by and among Anywhere Real Estate Inc., a Delaware corporation (the “Company”), Compass, Inc., a Delaware corporation (“Parent”) and each of the undersigned stockholders (each, the “Stockholder” and together, the “Stockholders”) of Parent.

WHEREAS, subject to the terms and conditions of the Agreement and Plan of Merger (as the same may be amended, supplemented or modified, the “Merger Agreement”), dated as of the date hereof, by and among the Company, Parent, and Velocity Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company as the surviving corporation;

WHEREAS, as of the date of this Agreement, each Stockholder owns beneficially or of record, and has the sole power to vote or direct the voting of, the shares of Parent Class A Common Stock and Parent Class C Common Stock set forth on Schedule A hereto (all such shares, the “Existing Shares”);

WHEREAS, the Parent Board, by unanimous written consent, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Parent Stock Issuance, are fair to, and in the best interests of, Parent and the holders of Parent Common Stock, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger and the Parent Stock Issuance, and (iii) resolved to recommend that the holders of Parent Common Stock approve the Parent Stock Issuance and directed that such matter be submitted for consideration at the Parent Stockholders Meeting; and

WHEREAS, the Stockholders acknowledge that the execution and delivery of this Agreement by the Stockholders is a material inducement and condition to the Company’s willingness to enter into the Merger Agreement and each Stockholder has agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used but not defined in this Agreement have the meanings assigned to those terms in the Merger Agreement.

2.

Effectiveness; Termination. This Agreement shall be effective upon signing. This Agreement shall remain in effect until the earlier of (a) termination of the Merger Agreement in accordance with the terms of Article VIII thereof and (b) the Effective Time; provided that (i) Sections 13 through 19 hereof shall survive any termination of this Agreement and (ii) termination of this Agreement shall not relieve any party of any liability or damages resulting from willful or material breach of any of its representations, warranties, covenants or other agreements set forth herein prior to such termination.

3.	Voting and Support Agreement.

a.

Each Stockholder irrevocably and unconditionally hereby agrees that, during the term of this Agreement, at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of stockholders of Parent, however called, and in connection with any written consent of the stockholders of Parent, it shall:

i.

appear at such meeting or otherwise cause all of the Existing Shares and all other shares of Parent Common Stock or voting securities over which such Stockholder has acquired, after the date hereof and prior to the termination of this Agreement, beneficial or record ownership and the sole power to vote or direct the voting thereof (including any such shares of Parent Common Stock or other voting securities of Parent acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Parent Common Stock or the conversion of any convertible securities, or pursuant to any other equity awards or derivative securities (including any Parent equity awards) or otherwise) (the “Subsequently Acquired Shares” and, together with the Existing Shares, the “Shares”), as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum; and

ii.

vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the approval of the Parent Stock Issuance, (B) in favor of any proposal to adjourn or postpone any meeting of the stockholders of Parent to a later date if there is not quorum or there are not sufficient votes to approve the Parent Stock Issuance, (C) against any Parent Competing Proposal, and (D) against any action, proposal, transaction or agreement involving Parent or its Subsidiaries, or any amendment of the Organizational Documents of Parent, in each case of this clause (D), which would reasonably be expected to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent contained in the Merger Agreement, or of the Stockholders contained in this Agreement or (2) prevent, impede, delay, interfere with, postpone, discourage or frustrate the purposes of, adversely affect or materially delay the consummation of the transactions contemplated by the Merger Agreement, including the Merger.

b.

Each Stockholder agrees to exercise all voting or other determination rights that such Stockholder has in any trust or other legal entity to carry out the intent and purposes of such Stockholder’s obligations in this Section 3 and otherwise set forth in this Agreement.

c.

Each Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of, any class in any class action with respect to any claim, derivative or otherwise, against Parent, the Company or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement.

d.

The obligations of the Stockholders set forth in this Section 3 shall apply whether or not the Merger, the Parent Stock Issuance or any action described above is recommended by the Parent Board (or any committee thereof).

4.	Prohibition on Transfers and Conversion.

a.

Each Stockholder hereby agrees that it will not, prior to the termination of this Agreement, without the prior written consent of the Company, (i) convert any shares of Parent Class C Common Stock into shares of Parent Class A Common Stock or (ii) directly or indirectly offer for sale, sell, transfer, assign, give, convey, grant a proxy with respect to, tender in any tender or exchange offer, pledge, encumber, hypothecate or dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, conveyance, hypothecation or other transfer or disposition of, any of the Shares, or any legal or beneficial interest therein, whether or not for value and whether voluntary or involuntary or by operation of law (any of the foregoing, a “Transfer”).

b.

Notwithstanding the foregoing, nothing in this Agreement shall prohibit a Transfer of Shares for estate-planning purposes, or by testamentary disposition, or to an Affiliate, or with respect to a trust over which such Stockholder has sole or shared investment power, so long as (i) the transferee, prior to the time of such Transfer, agrees in a signed writing satisfactory to the Company to be bound by and comply with the provisions of this Agreement (the “Transferee Consent”), (ii) the Stockholder provides at least five (5) Business Days’ prior written notice to the Company of any such Transfer (which shall include the Transferee Consent) and (iii) the Stockholder shall remain responsible for any breach of this Agreement by such transferee (any Transfer permitted in accordance with this Section 4(b), a “Permitted Transfer”).

c.

Any transfer in violation of this Agreement shall be void ab initio. The Stockholders hereby agree that no Stockholder shall deposit any Shares in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Stockholders under this Agreement with respect to any of the Shares.

d.

Notwithstanding anything to the contrary, each Stockholder may Transfer Shares of Class A Common Stock; provided that the Stockholders retain, collectively, a number of Shares of Class A Common Stock greater than or equal to 6,828,116; provided, further, that, for the avoidance of doubt, nothing in this Section 4(d) shall permit any Stockholder to convert any shares of Parent Class C Common Stock into shares of Parent Class A Common Stock.

5.	Additional Stockholder Covenants.

a.

Each Stockholder agrees, agrees to cause its controlled Affiliates and agrees to use its reasonable best efforts to cause its other Representatives not to take any action which, if it were taken by Parent or its Representatives, would violate Section 6.5 of the Merger Agreement.

b.

Each Stockholder agrees that, in the event that it acquires record or beneficial ownership of, or the power to vote or direct the voting of, any Subsequently Acquired Shares, Schedule A shall be deemed amended accordingly and such Subsequently Acquired Shares shall automatically become subject to the terms of this Agreement, and the Stockholder shall promptly notify the Company of any such event, unless such acquisition is pursuant to a Permitted Transfer.

c.

Each Stockholder represents, covenants and agrees that, except for this Agreement, it (i) has not entered into, and shall not enter into during the term of this Agreement, any support or voting agreement or voting trust or similar agreement with respect to the Shares that would be inconsistent with the Stockholder’s obligations under this Agreement and (ii) has not granted, and shall not grant during the term of this Agreement, a proxy, consent or power of attorney with respect to the Shares except any proxy to carry out the intent of and the Stockholder’s obligations under this Agreement and any revocable proxy granted to officers or directors of Parent at the request of the Parent Board in connection with election of directors or other routine matters at any annual or special meeting of the stockholders of Parent.

d.

Each Stockholder represents, covenants and agrees that it has not entered into and will not enter into any agreement or commitment with any person the effect of which would be inconsistent with or otherwise violate any of the provisions and agreements set forth herein or have the effect of preventing, impairing or adversely affecting the performance by such Stockholder of the Stockholder’s obligations under this Agreement. With respect to any shares of Parent Common Stock over which the Stockholder has shared voting power, each Stockholder shall exercise its individual voting power over such shares, to the extent within its control, in a manner consistent with the Stockholder’s voting obligations under this Agreement with respect to the Shares.

6.	Representations of the Stockholders. Each Stockholder represents and warrants as follows:

a.

The Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, subject as to enforceability to Creditors’ Rights.

b.

The execution and delivery of this Agreement by the Stockholder does not, and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time, or both), (i) contravene, conflict with or result in a violation of any material provision of the Organizational Documents of Stockholder, (ii) with or without notice or lapse of time, or both, result in a violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the properties or assets of Stockholder under any agreement to which Stockholder is a party or (iii) contravene, conflict with or result in a violation of any Law applicable to the Stockholder or any of its properties or assets, other than any such contraventions, conflicts or violations that would not reasonably be expected to, individually or in the aggregate, prevent, impede or materially delay the Stockholder’s ability to satisfy its obligations hereunder.

c.

No Consent from or filings with any Governmental Entity is required to be obtained or made by the Stockholder in connection with the execution, delivery and performance of this Agreement by Stockholder or the consummation by Stockholder of the transactions contemplated by this Agreement.

d.	This Agreement and the transactions contemplated herein shall not constitute or trigger a Class C Transfer (as defined in the Organizational Documents of Parent).

e.

The Stockholder owns beneficially or of record the Existing Shares as set forth on, and in the amounts set forth on, Schedule A hereto, which as of the date hereof constitute all of the shares of Parent Common Stock owned beneficially or of record by the Stockholder and over which the Stockholder, directly or indirectly, has sole or shared voting and dispositive authority, and such ownership is free and clear of any proxy, voting restriction, adverse claim or other Encumbrance (other than any restrictions created by this Agreement or under applicable federal or state securities laws).

f.

As used in this Agreement, the terms “beneficial owner,” “beneficially own” and “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act and the rules and regulations promulgated thereunder, each as amended from time to time.

7.	Representations of the Company. The Company represents and warrants as follows:

a.

The Company is a legal entity duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform the Company’s obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject as to enforceability to Creditors’ Rights.

b.

The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time, or both), (i) contravene, conflict with or result in a violation of any material provision of the Organizational Documents of the Company, (ii) with or without notice or lapse of time, or both, result in a violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the properties or assets of the Company under any agreement to which the Company is a party or (iii) contravene, conflict with or result in a violation of any Law applicable to the Company or any of its properties or assets, other than any such contraventions, conflicts or violations that would not reasonably be expected to, individually or in the aggregate, prevent, impede or materially delay the Company’s ability to satisfy its obligations hereunder.

8.	Representations of Parent. Parent represents and warrants as follows:

a.

Parent is a legal entity duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to perform Parent’s obligations hereunder. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject as to enforceability to Creditors’ Rights.

b.

The execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time, or both), (i) contravene, conflict with or result in a violation of any material provision of the Organizational Documents of Parent, (ii) with or without notice or lapse of time, or both, result in a violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the properties or assets of Parent under any agreement to which Parent is a party or (iii) contravene, conflict with or result in a violation of any Law applicable to Parent or any of its properties or assets, other than any such contraventions, conflicts or violations that would not reasonably be expected to, individually or in the aggregate, prevent, impede or materially delay Parent’s ability to satisfy its obligations hereunder.

9.

Publicity. Each Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure in connection with the Merger, including in the Registration Statement, the Joint Proxy Statement or any other filing with any Governmental Entity made in connection with the Merger, the Stockholders’ identity and ownership of the Shares and the nature of the Stockholders’ obligations under this Agreement; provided that, prior to any such announcement or disclosure, as well as any other disclosure that references the Stockholders (individually or as part of a group), Parent and the Company shall use reasonable best efforts to provide the Stockholders with the opportunity to review and comment on any references to the Stockholders generally in such announcement or disclosure and consider such comments in good faith. Each Stockholder agrees to notify Parent and the Company as promptly as practicable of any inaccuracies or omissions in any information relating to such Stockholder that is so published or disclosed.

10.

Stock Dividends, Etc. In the event of any change in the Parent Common Stock by reason of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization, the term “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

11.

Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person not a party to this Agreement any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall, or shall be construed or deemed to, constitute a Transfer of any Shares or any legal or beneficial interest in or voting or other control over any of the Shares or as creating or forming a “group” for purposes of the Exchange Act, and all rights, ownership and benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, subject to the agreements of the parties set forth herein. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or other like relationship between the parties.

12.

Assignment; Third-Party Beneficiaries. This Agreement shall not be assigned by operation of law or otherwise and, except as provided herein, shall be binding upon and inure solely to the benefit of each party hereto and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

13.

Remedies/Specific Enforcement. The parties hereto agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. Prior to the termination of this Agreement, it is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 13, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 13. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 13, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

14.	Governing Law; Venue; Waiver of Jury Trial.

a.

THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

b.

THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DGCL, THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 15 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

c.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 14.

15.

Notice. All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered in person; (b) transmitted by electronic mail (“e-mail”) (but only if confirmation of receipt of such e-mail is requested and received; provided that each notice party shall use reasonable best efforts to confirm receipt of any such e-mail correspondence promptly upon receipt of such request); or (c) if transmitted by national overnight courier, in each case as addressed as follows:

(i) if to the Stockholders, to the addresses set forth on the signature pages hereto with a required copy (which copy shall not constitute notice):

Seward & Kissel LLP
Attention:	Edward Vergara
Email:	vergara@sewkis.com

(ii) if to Parent, to the following addresses:

Compass, Inc. 110 Fifth Avenue, 4th Floor
New York, New York 10011
Attention:	Robert Reffkin; Ethan Glass
Email:	[Intentionally Omitted]

with a required copy (which copy shall not constitute notice):

Kirkland & Ellis 601 Lexington Avenue
New York, NY 10022
Attention:	Joshua Kogan, P.C.; Rachael G. Coffey, P.C.
E-mail:	joshua.kogan@kirkland.com; rachael.coffey@kirkland.com

(iii) if to the Company, to the following addresses:

Anywhere Real Estate Inc. 175 Park Avenue
Madison, New Jersey 07940
Attention:	Ryan M. Schneider; Marilyn J. Wasser
Email:	[Intentionally Omitted]
[Intentionally Omitted]

with a required copy (which copy shall not constitute notice):

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street
New York, NY 10019
Attention:	Steven A. Rosenblum
E-mail:	SARosenblum@wlrk.com

16.

Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such other term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Stockholders, Parent and the Company shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

17.

Amendments; Waivers. Any provision of this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed (a) in the case of an amendment or modification, by the Stockholders, Parent and the Company, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

18.

No Representative Capacity. Notwithstanding anything to the contrary herein, this Agreement applies solely to each Stockholder in the Stockholder’s capacity as a Stockholder of Parent, and, to the extent a Stockholder serves as a member of the board of directors or as an officer of Parent, nothing in this Agreement shall limit or affect any actions or omissions taken by the Stockholder in the Stockholder’s capacity as a director or officer and not as a Stockholder; provided, the foregoing shall not permit the Stockholder to fail to comply with the provisions of this Agreement in the Stockholder’s capacity as a Stockholder of Parent.

19.

Counterparts. This Agreement may be executed in multiple counterparts, including via facsimile or e-mail in “portable document format” form transmission, all of which shall be considered one and the same agreement and shall become effective when the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

20.

No Agreement until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Agreement is executed and delivered by all parties hereto.

[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties and is effective as of the date first set forth above:

ANYWHERE REAL ESTATE INC.

By:	/s/ Ryan M. Schneider
Name: Ryan M. Schneider
Title: Chief Executive Officer and President

[Voting and Support Agreement Signature Page]

COMPASS, INC.

By:	/s/ Robert Reffkin
Name: Robert Reffkin
Title: Chief Executive Officer

[Voting and Support Agreement Signature Page]

STOCKHOLDERS:

/s/ Robert Reffkin
Robert Reffkin

Reffkin 2022 Family Trust
A7P Trust Company Inc., as Trustee

/s/ William Hartwig
Name: William Hartwig
Title: President

2021 Reffkin Remainder Interest Trust
A7P Trust Company Inc., as Trustee

/s/ William Hartwig
Name: William Hartwig
Title: President

Ruth Reffkin Family Trust
A7P Trust Company Inc., as Trustee

/s/ William Hartwig
Name: William Hartwig
Title: President

Reffkin Investment I Corp.

/s/ Robert Reffkin
Name: Robert Reffkin
Title: President

[Voting and Support Agreement Signature Page]

Reffkin Investment II Corp.

/s/ Paul Keller
Name: Paul Keller
Title: President

[Voting and Support Agreement Signature Page]

SCHEDULE A

Existing Share Information

Name of Record Holder	Parent Class A Common Stock	Parent Class C Common Stock
Robert Reffkin	0	5,997,433
2021 Reffkin Remainder Interest Trust	4,148,000	0
Reffkin Investment II Corp.	3,190,870	0
The Ruth Reffkin Family Trust	411,111	0
Reffkin 2022 Family Trust	78,135	0
Reffkin Investment I Corp.	0	4,125,000